As filed with the Securities and Exchange Commission on June 7, 2004.

                                               Registration No. __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------


                                TEREX CORPORATION
             (Exact name of Registrant as specified in its charter)

             Delaware                                       34-1531521
  (State or other jurisdiction of                           (I.R.S. employer
  incorporation or organization)                            identification no.)


                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
               (Address, including zip code, and telephone number,
        including area code, of Registrants' principal executive offices)

                            ------------------------

                      Terex Corporation 2000 Incentive Plan
                            (Full Title of the Plan)

                     ---------------------------------------

                               Eric I Cohen, Esq.
                                Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
================================================================================
   Title of   |      Amount     |  Proposed     |    Proposed    |   Amount of
Securities to |      to be      |   Maximum     |     Maximum    | Registration
be Registered |   Registered    |Offering Price |    Aggregate   |     Fee
              |                 |   Per Unit    | Offering Price |
--------------|-----------------|-------------- |----------------|--------------
Common Stock, | 2,500,000 shares| $28.98 (1)    | $72,450,000 (1)| $9,249.10 (1)
par value     |                 |               |                |
$.01 per      |                 |               |                |
share         |                 |               |                |
================================================================================

(1) Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price and the registration fee are based on the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on June 1, 2004.

                                     PART I

                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

     The documents containing the information specified in this Part I will be sent or given to all participants in the Terex Corporation 2000 Incentive Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ----------------------------------------

     The SEC allows Terex Corporation ("we", "us", the "Company" or the "Registrant") to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information contained in those incorporated documents is considered part of this Registration Statement, and later information we file with the SEC will automatically update and supersede this information.

     We incorporate by reference the documents listed below that we have filed previously with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of our common stock, par value $0.01 per share ("Common Stock"), offered hereby has been sold or which deregisters all of the Common Stock offered hereby that remains unsold:

(a)  Our Annual Report on Form 10-K for the year ended December 31, 2003;

(b)  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

(c) Our Current Report on Form 8-K filed on January 23, 2004, announcing that Rick Nichols was named to the position of President of Terex Material Processing and Mining;

(d) Our Current Report on Form 8-K filed on February 4, 2004, announcing the intention of the Company to make presentations at a number of conferences and the departure of Thys de Beer from the Company;

(e) Our Current Report on Form 8-K filed on February 9, 2004, announcing a conference call to be held to review the Company's year-end 2003 financial results and 2004 outlook;

(f) Our Current Report on Form 8-K filed on February 18, 2004, announcing the intention of the Company to amend its financial statements for the first three quarters of 2003 to revise the accounting for its deferred compensation plan;

(g) Our Current Report on Form 8-K filed on February 26, 2004, announcing the Company's hosting of a meeting with analysts on February 26, 2004;

(h) Our Current Report on Form 8-K filed on March 1, 2004, announcing that a transcript of the February 26, 2004 meeting with analysts was posted on the Company's website;

(i) Our Current Report on Form 8-K filed on April 7, 2004, announcing a conference call to be held to review the Company's first quarter 2004 financial results;

(j) Our Current Report on Form 8-K filed on April 29, 2004, announcing the intention of the Company to make a presentation at an upcoming conference;

(k) Our Current Report on Form 8-K filed on May 24, 2004, announcing the intention of the Company to make a presentation at an upcoming conference;

(l) Our Notice of Annual Meeting of Stockholders and Proxy Statement dated April 12, 2004; and

(m) The description of our Common Stock contained in our Registration Statement on Form 8-A dated February 22, 1991, including any amendment or report filed with the SEC for the purpose of updating such description.

     You may request a copy of any of these filings, at no cost, by contacting us at the following address:

                  Terex Corporation
                  500 Post Road East
                  Suite 320
                  Westport, CT 06880
                  Telephone (203) 222-7170

         Any statement contained in a document that is incorporated, or deemed incorporated, by reference in this Registration Statement shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or incorporated by reference in this Registration Statement or in any other subsequently filed document that also is, or is deemed, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any statement so modified or superseded shall not be a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities
        -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

     Eric I Cohen, Esq., has rendered an opinion on the validity of the Common Stock being registered under the Plan pursuant to this Registration Statement. Mr. Cohen is a senior vice president and general counsel of the Company. A copy of his opinion is attached as Exhibit 5 to this Registration Statement. Mr. Cohen holds shares of Common Stock and options to acquire shares of Common Stock.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law ("DGCL") and Article X of the Company's Amended and Restated By-laws ("By-laws") provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act.

     Article X of the Company's By-laws generally requires the Company to indemnify its officers and directors against all liabilities (including judgments, settlements, fines and penalties) and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of certain actions, whether instituted by a third party or a stockholder (either directly or indirectly) and including specifically, but without limitation, actions brought under the Securities Act and/or the Exchange Act; except that no such indemnification will be permitted if such director or officer was not successful in defending against any such action and it is determined that the director or officer breached or failed to perform his or her duties to the Company, and such breach or failure constitutes (i) a willful breach of his or her "duty of loyalty", (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, (iii) a violation of Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) a transaction where such individual derived an improper financial profit (unless it is deemed that such profit is immaterial in light of all of the circumstances) (collectively, "Breach of Duty"). Notwithstanding the foregoing, subject to certain exceptions, the By-laws provide that directors or officers initiating an action are not entitled to indemnification.

     The By-laws also establish certain procedures by which (i) a director or officer may request an advance on his or her reasonable expenses, prior to the final disposition of an action, (ii) the Company may withhold an indemnification payment from a director or officer, (iii) a director or officer may be entitled to partial indemnification and (iv) a director or officer may challenge the Company's denial to furnish him or her with requested indemnification. Additionally, the By-laws provide that the adverse termination of an action against an officer or director is not in and of itself sufficient to create a presumption that a director or officer engaged in conduct constituting a Breach of Duty.

     Finally, the Company's Restated Certificate of Incorporation, as amended, contains a provision that eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's "duty of loyalty" (as further defined therein) to the Company or its stockholders, (ii) for acts or omissions not in "good faith" (as further defined therein) or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, relating in general to the willful or negligent payment of an illegal dividend or the authorization of an unlawful stock repurchase or redemption, or (iv) for any transaction from which the director derived an improper personal profit to the extent of such profit. This provision of the Restated Certificate of Incorporation offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. Although the validity and scope of
Section 145 of the DGCL has not been tested in court, the SEC has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

     The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------

4.1 Restated Certificate of Incorporation of Terex Corporation (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement of Terex Corporation, Registration Number 33-52297).

4.2 Certificate of Elimination with respect to the Series B Preferred Stock (incorporated by reference to Exhibit 4.3 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

4.3 Certificate of Amendment to Certificate of Incorporation of Terex Corporation dated June 5, 1998 (incorporated by reference to Exhibit 3.3 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

4.4 Amended and Restated Bylaws of Terex Corporation (incorporated by reference to Exhibit 3.2 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

5.1 Opinion of Eric I Cohen, Esq., as to the legality of the securities being registered.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Eric I Cohen, Esq. (included in the opinion filed as Exhibit 5.1 hereto).

24.1 Powers of Attorney of certain officers and directors of the Registrant (included on the signature page of this Registration Statement).

Item 9.  Undertakings
         ------------

     a.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 7, 2004.

                                          TEREX CORPORATION

                                          By: /s/Ronald M. DeFeo
                                              --------------------------------
                                              Ronald M. DeFeo
                                              Chairman of the Board, President
                                              and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald M. DeFeo or Eric I Cohen, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



/s/ Ronald M. DeFeo        Chairman, Chief Executive Officer      June 7, 2004
______________________     and Director
Ronald M. DeFeo            (Principal Executive Officer)


/s/ Phillip C. Widman      Senior Vice President and              June 7, 2004
______________________     Chief Financial Officer
Phillip C. Widman          (Principal Financial Officer)


/s/ Mark Cohen             Vice President and Controller          June 7, 2004
______________________     (Principal Accounting Officer)
Mark Cohen


/s/ G. Chris Andersen      Director                               June 7, 2004
______________________
G. Chris Andersen


/s/ Don DeFosset           Director                               June 7, 2004
______________________
Don DeFosset


/s/ William H. Fike        Director                               June 7, 2004
______________________
William H. Fike


______________________     Director                               June 7, 2004
Dr. Donald P. Jacobs


/s/ David A. Sachs         Director                               June 7, 2004
______________________
David A. Sachs


/s/ J. C. Watts, Jr.       Director                               June 7, 2004
______________________
J. C. Watts, Jr.


/s/ Helge H. Wehmeier
_____________________      Director                               June 7, 2004
Helge H. Wehmeier

                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------

4.1 Restated Certificate of Incorporation of Terex Corporation (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement of Terex Corporation, Registration Number 33-52297).

4.2 Certficate of Elimination with respect to the Series B Preferred Stock (incorporated by reference to Exhibit 4.3 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

4.3      Certificate of Amendment to Certificate of Incorporation of
         Terex Corporation dated June 5, 1998 (incorporated by reference to Exhibit 3.3 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

4.4 Amended and Restated Bylaws of Terex Corporation (incorporated by reference to Exhibit 3.2 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

5.1      Opinion of Eric I Cohen, Esq.,
         as to the legality of the securities being registered.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Eric I Cohen, Esq.
         (included in the opinion filed as Exhibit 5.1 hereto).

24.1 Powers of Attorney of certain officers and directors of the Registrant (included on the signature page of this Registration Statement).

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